UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DURATA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

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DURATA THERAPEUTICS, INC.
200 S. Wacker Drive, Suite 2550
Chicago, Illinois 60606

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2014

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Durata Therapeutics, Inc., which is scheduled to be held on Wednesday, May 21, 2014, at 10:00 a.m. Central time, at Durata Corporate Headquarters, 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606.

Only stockholders who owned common stock at the close of business on April 1, 2014 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of two Class II directors of our Board of Directors to serve until the 2017 annual meeting of stockholders;

2.	Amendment and restatement of our 2012 Stock Incentive Plan to reserve up to an additional 3,000,000 shares of our common stock for issuance thereunder and to make certain other amendments;

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	Transaction of any other business properly brought before the Annual Meeting.

You can find more information in the attached proxy statement. The Board of Directors recommends that you vote in favor of each of proposals one, two and three as outlined in the attached proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We cordially invite all stockholders to attend the Annual Meeting in person. Stockholders of record at the close of business on April 1, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You may obtain directions to the location of the Annual Meeting by calling our offices at 312-219-7000. Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure that your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own. Alternatively, you may vote your shares on the Internet by visiting http://www.investorvote.com/DRTX or by telephone by calling 1-800-652-VOTE (8683) and following the recorded instructions. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By order of the Board of Directors,

/s/ COREY N. FISHMAN

Corey N. Fishman Chief Financial Officer, Chief Operating Officer and Treasurer

Chicago, Illinois
April 16, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

Proxy Statement Table of Contents

PROXY STATEMENT	-1-
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	-2-
PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS	-5-
PROPOSAL NO. 2—AMENDMENT AND RESTATEMENT OF THE 2012 STOCK INCENTIVE PLAN	-10-
PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS DURATA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014	-21-
CORPORATE GOVERNANCE	-23-
TRANSACTIONS WITH RELATED PERSONS	-36-
PRINCIPAL STOCKHOLDERS	-38-
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	-42-
REPORT OF THE AUDIT COMMITTEE	-43-
HOUSEHOLDING	-44-
STOCKHOLDER PROPOSALS	-45-
OTHER MATTERS	-46-

DURATA THERAPEUTICS, INC.
200 S. Wacker Drive, Suite 2550
Chicago, Illinois 60606
312-219-7000

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 21, 2014

This proxy statement and the enclosed proxy card contain information about the 2014 Annual Meeting of Stockholders of Durata Therapeutics, Inc. (the “Annual Meeting”) to be held on Wednesday, May 21, 2014, at 10:00 a.m. Central time, at Durata Corporate Headquarters, 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606. The Board of Directors of Durata Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Durata,” “our,” “we” or “us” refers to Durata Therapeutics, Inc. and its subsidiaries.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2013 is first being mailed to stockholders with these proxy materials on or about April 16, 2014.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 21, 2014:

This proxy statement and our 2013 Annual Report to Stockholders are available for viewing, printing and downloading at http://ir.duratatherapeutics.com/proxy-materials.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Durata Therapeutics, Inc., 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of two directors of our Board of Directors to serve as Class II directors until the 2017 annual meeting of stockholders;

2.	Amendment and restatement of our 2012 Stock Incentive Plan to reserve up to an additional 3,000,000 shares of common stock for issuance thereunder and to make certain other amendments;

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	Transaction of any other business properly brought before the Annual Meeting.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first three items noted above.

Board of Directors Recommendation

Our Board of Directors unanimously recommends that you vote:

FOR the election of each of the two nominees to serve as Class II directors on our Board of Directors, each for a three-year term;

FOR the approval of the amendment and restatement of our 2012 Stock Incentive Plan to reserve an additional 3,000,000 shares of common stock for issuance under that plan and to make certain other amendments; and

FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card or voting instruction card, and Durata’s 2013 Annual Report, are being mailed to stockholders on or about April 16, 2014. These materials are also available for viewing, printing and downloading on the Internet at http://ir.duratatherapeutics.com/proxy-materials.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 1, 2014, are entitled to receive notice of the Annual Meeting and to vote the shares of Durata common stock that they held on that date. As of April 1, 2014, there were 26,640,309 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the enclosed voting instruction card.

How to Vote

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you chose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Durata common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

•	By Telephone. You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call. If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).

•	Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you access the website. If you choose to vote via the Internet, you do not have to return the proxy card (or voting instruction card).

•	By Mail. You may vote by proxy by completing, signing and dating the enclosed proxy card (or voting instruction card) and returning it in the enclosed prepaid envelope.

•	In Person at the Annual Meeting. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive. If you are the beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Central time on May 20, 2014, and mailed proxy cards must be received by May 20, 2014 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. A broker non-vote occurs when a broker or other nominee votes a beneficial owner’s shares on at least one matter but is not permitted to vote on one or more other matters without instruction from the beneficial owner of the shares and no such instruction is given. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Ballot Measures Considered “Routine” and “Non-Routine”

The election of directors (Proposal No. 1) and the amendment and restatement of our 2012 Stock Incentive Plan (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 and No. 2.

The ratification of the appointment of KPMG LLP as Durata’s independent registered public accounting firm for 2014 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

Votes Required for each Proposal

Proposal 1—Election of Directors. To be elected, directors must receive a plurality of the votes cast by stockholders entitled to vote at the meeting.

Proposal 2—Approval of Amendment and Restatement of the 2012 Stock Incentive Plan. To be approved, the amendment and restatement of the 2012 Stock Incentive Plan requires the affirmative vote of the majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter.

Proposal 3—Ratification of Appointment of Registered Public Accounting Firm. The ratification of the appointment of KPMG LLP as Durata’s independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter.

Abstentions and broker non-votes will not be counted as votes cast on any of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•	by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting in person at the meeting; or

•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Voting Results

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

Our Board of Directors is currently authorized to have nine directors. Our Board of Directors currently consists of eight members, six of whom were initially elected as directors prior to our initial public offering and two of whom were recommended by non-management members of our Board of Directors to our nominating and corporate governance committee, which in turn nominated them to our Board of Directors. Three of our directors were initially elected as directors pursuant to a voting agreement that we entered into with the holders of our series A preferred stock prior to our initial public offering. The voting agreement terminated upon the closing of our initial public offering. There are no further contractual obligations regarding the election of our directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. The terms of office of two of our eight directors expire at the 2014 Annual Meeting. James I. Healy, who previously served as a Class II director, resigned from the Board effective November 15, 2013 and is therefore not standing for re-election to the Board of Directors at the 2014 Annual Meeting.

In accordance with the terms of our certificate of incorporation and our bylaws, our Board of Directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

•	Class I: Paul R. Edick, Paul A. Friedman and Lisa M. Giles, and their term expires at the annual meeting of stockholders to be held in 2016.

•	Class II: Brenton K. Ahrens and Nicole Vitullo, and their term expires at the annual meeting of stockholders to be held in 2014.

•	Class III: Richard U. De Schutter, Ronald M. Hunt and Kevin C. O’Boyle, and their term expires at the annual meeting of stockholders to be held in 2015.

Our certificate of incorporation and our bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Our restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors or class of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Nominees for Election as Class II Directors

Biographical information as of March 31, 2014, including principal occupation and business experience during the last five years, for our directors who are standing for re-election at our 2014 Annual Meeting, for a term to expire at our 2017 Annual Meeting, is set forth below.

Age	Director Since
Brenton K. Ahrens has served as a member of our Board of Directors since December 2009. Mr. Ahrens is a general partner with Canaan Partners, and has been with the firm since 1999. Mr. Ahrens also serves as a member of the board of directors of several private healthcare industry companies, including Data Sciences International, EndoGastric Solutions, Semnur Pharmaceuticals, Minimally Invasive Devices, Inc. and Relievant MedSystems, Inc. Mr. Ahrens holds a B.S. and an M.S. in mechanical engineering from the University of Dayton and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe that Mr. Ahrens’ extensive experience as a venture capital investor and his service on the boards of directors of other healthcare industry companies give him the qualifications and skills to serve as a director and provide the Board with valuable insight into a broad range of issues related to our business activities at this stage in our development.
50	December 2009

Nicole Vitullo has served as a member of our Board of Directors since December 2009. Ms. Vitullo joined Domain Associates, L.L.C. in 1999, and became a partner in 2004. Ms. Vitullo also serves as a member of the board of directors of Celator Pharmaceuticals, Inc., Esperion Therapeutics, Inc. and Achillion Pharmaceuticals, Inc., all publically traded biopharmaceutical companies, and Marinus Pharmaceuticals and VentiRx Pharmaceuticals, both privately held biopharmaceutical companies. Ms. Vitullo holds a B.A. and an M.B.A. from the University of Rochester. We believe that Ms. Vitullo’s service on the boards of directors of other biopharmaceutical companies and her experience as a life sciences venture capital investor give her the qualifications and skills to serve as a director, and will allow her to contribute to our Board in such matters as strategic planning, financing, alliance formation and market communications.
56	December 2009

The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors of Durata if elected. However, if any or all of the nominees are unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our Board of Directors.

Recommendation of the Board of Directors

The Board of Directors recommends voting “FOR” Proposal No. 1 to elect each nominee.

Directors Continuing in Office

Biographical information as of March 31, 2014 for our directors continuing in office is set forth below.

	Age	Director Since
Class I Directors (Term Expires at 2016 Annual Meeting)

Paul R. Edick has served as our chief executive officer and as a member of our Board of Directors since July 2010. From 2008 to 2010, Mr. Edick served as chief executive officer of GANIC Pharmaceuticals, Inc. From 2006 to 2008, Mr. Edick served as chief executive officer of MedPointe Inc. until its acquisition by Meda AB. Mr. Edick also serves as a member of the board of directors of Newlink Genetics Corporation and Circassia Inc. From 2008 to 2011, Mr. Edick served as Chairman of the board of directors of LifeCycle Pharma A/S. Mr. Edick holds a B.A. in Psychology from Hamilton College in Clinton, New York. We believe that Mr. Edick’s extensive pharmaceutical industry experience with companies at various stages of development give him the qualifications and skills to serve as a director.
	58	July 2010

Age	Director Since
Paul A. Friedman, M.D. has served as a member of our Board of Directors since May 2013. He was the chief executive officer of Incyte Corporation from 2001 to January 2014 and has been a member of its board since 2001. From 1998 to 2001, Dr. Friedman served as the President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of the DuPont Company, and from 1994 to 1998 as President of Research & Development for The DuPont Merck Pharmaceutical Company. From 1991 to 1994, he served as Senior Vice President at Merck Research Laboratories. Prior to 1991, Dr. Friedman was an associate professor of medicine and pharmacology at Harvard Medical School. Dr. Friedman is a diplomate of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. Dr. Friedman holds an A.B. in biology from Princeton University and an M.D. from Harvard Medical School. Dr. Friedman is also a director of Auxilium Pharmaceuticals, Inc. and two privately held companies, Gliknik, Inc. and Cerulean Pharma Inc. We believe that Dr. Friedman’s career in the healthcare and pharmaceutical industries, including his extensive experience in medical and pharmaceutical research and with various pharmaceutical companies, gives him the qualifications and skills to serve as a director.
71	May 2013

Lisa M. Giles has served as a member of our Board of Directors since August 2012. Since 2000, Ms. Giles has served as CEO and President of Giles & Associates Consultancy, Inc., which she formed in 2000. In 2012, Ms. Giles also founded and serves as the President of Optivara, Inc., a pharmaceutical-industry consulting firm. Prior to 2000, Ms. Giles served as Vice President of Strategy and Development for G.D. Searle & Company, where she oversaw global pharmaceutical strategic planning, portfolio decision analysis, portfolio optimization and transaction analysis. Ms. Giles is also a trustee on the board of Northwestern Memorial Hospital Foundation. Ms. Giles holds a B.S. from Juniata College and completed the executive management program at Stanford University and The University of Chicago. We believe that Ms. Giles’s career in the healthcare and pharmaceutical industries, including extensive experience as a consultant and strategic advisor, gives her the qualifications and skills to serve as a director.
55	August 2012

	Age	Director Since
Class III Directors (Term Expires at 2015 Annual Meeting)

Richard U. De Schutter has served as chairman of our Board of Directors since April 2012. Mr. De Schutter has been the owner of L.B. Gemini, Inc. since 2000. Mr. De Schutter has been the chairman of the board of directors of Incyte Corporation since 2004 and has served as a member of the board since 2001. Mr. De Schutter previously served as chairman of the board of directors and chief executive officer of DuPont Pharmaceuticals Company, Chief Administrative Officer of Pharmacia Corporation, Vice Chairman and Chief Administrative Officer of Monsanto Company and chief executive officer of G.D. Searle & Company. Mr. De Schutter also serves as a member of the board of directors of Smith and Nephew plc and several privately held companies. He also served as a member of the board of directors of Ecolab, Inc. from 2004 to 2010 and Varian, Inc. from 2001 until its acquisition by Agilent Technologies, Inc. in 2010. Mr. De Schutter holds a B.S. and an M.S. in Chemical Engineering from the University of Arizona, and completed the Executive Management program at Columbia Business School. We believe that Mr. De Schutter’s career in the pharmaceutical industry, including extensive experience as an executive and service on the boards of directors of other biopharmaceutical companies, gives him the qualifications and skills to serve as a director.
	73	April 2012

Age	Director Since
Ronald M. Hunt has served as a member of our Board of Directors since November 2009 and acted as our non-employee interim co-president from our inception until March 2010. Mr. Hunt has been a Managing Director and Member of New Leaf Venture Partners, L.L.C. since 2005. Mr. Hunt previously acted as a pharmaceutical industry consultant. Mr. Hunt also serves on as a member of the board of directors of several privately held companies. From 2004 to 2008, Mr. Hunt served as a member of the board of directors of Aspreva Pharmaceuticals Corporation. From 2003 to 2005, Mr. Hunt served as a member of the Board of Directors of Corixa Corporation. Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Hunt’s experience as a venture capital investor, his experience in the pharmaceuticals industry and his service on the boards of directors of other biopharmaceutical companies give him the qualifications and skills to serve as a director.
49	November 2009

Kevin C. O’Boyle has served as a member of our Board of Directors since April 2012. From December 2010 to June 2011, Mr. O’Boyle served as the chief financial officer of Advanced BioHealing, Inc. From December 2003 to September 2009, Mr. O’Boyle served as the chief financial officer of NuVasive, Inc. Mr. O’Boyle also serves as a member of the board of directors of GenMark Diagnostics, Inc., Tornier N.V. and Zeltiq Aesthetics, Inc. Mr. O’Boyle holds a B.S. in Accounting from the Rochester Institute of Technology and completed the Executive Management program at the University of California, Los Angeles, Anderson School of Management. We believe that Mr. O’Boyle’s career in the healthcare industry, including extensive experience as an executive and service on the boards of directors of other biotechnology companies, gives him the qualifications and skills to serve as a director.
58	April 2012

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no material legal proceedings to which any director of the registrant or nominee is a party adverse to the registrant or any of its subsidiaries or in which any such person has a material interest adverse to the registrant or any of its subsidiaries.

Executive Officers

Biographical information as of March 31, 2014 for our executive officers is set forth below.

Age	Officer Since
Michael W. Dunne, M.D. has served as our Chief Medical Officer since September 2010. Dr. Dunne served as our acting Chief Medical Officer on a consulting basis from December 2009 to September 2010. From 1992 to 2009, Dr. Dunne served in a variety of roles in connection with the clinical development of numerous infectious disease compounds at Pfizer Inc., or Pfizer, including as the Vice President, Therapeutic Head of Development for Infectious Disease from 2001 to 2009. Dr. Dunne holds a B.A. in Economics from Northwestern University and an M.D. from the State University of New York Health Sciences Center. He completed his internal medicine residency and fellowships in infectious diseases and pulmonary medicine at Yale University School of Medicine.
54	September 2010

	Age	Officer Since
Corey N. Fishman has served as our Chief Operating Officer since August 2010 and as our Chief Financial Officer since June 2012. From 2008 to 2010, Mr. Fishman served as Chief Financial Officer of GANIC Pharmaceuticals, Inc. From 2006 to 2008, he served as Chief Financial Officer of MedPointe Inc. until its acquisition by Meda AB. Mr. Fishman holds a B.A. in Economics from the University of Illinois at Urbana-Champaign and an M.S.M. in Finance from the Krannert School of Management at Purdue University.	49	August 2010

John P. Shannon has served as our Chief Commercial Officer since March 2012. From 2002 until 2012, Mr. Shannon served in a variety of roles at Baxter International Inc., including as General Manager—U.S. Bioscience from 2010 to 2011, Vice President Marketing, Bioscience North America from 2004 to 2010, and Vice President, Marketing and Business Development Renal U.S. from 2002 to 2004. Mr. Shannon holds a B.S. from Western Illinois University.	52	March 2012

There are no family relationships between or among any of our executive officers. The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any executive officer of the registrant is a party adverse to the registrant or any of its subsidiaries or in which any such person has a material interest adverse to the registrant or any of its subsidiaries.

PROPOSAL NO. 2—AMENDMENT AND RESTATEMENT OF OUR 2012 STOCK INCENTIVE PLAN

On April 1, 2014, our Board of Directors approved an amendment and restatement of our 2012 Stock Incentive Plan, which we refer to as the Amended and Restated 2012 Stock Incentive Plan. Our stockholders are being asked to approve the Amended and Restated 2012 Stock Incentive Plan. If approved, the Amended and Restated 2012 Stock Incentive Plan would, among other things, increase the number of shares available for issuance under our 2012 Stock Incentive Plan enabling the Company to fund the equity compensation program for the next three years based on our current granting practice and anticipated compensation needs.

Introduction

Our 2012 Stock Incentive Plan, which we refer to as the 2012 Stock Incentive Plan, was adopted by our Board of Directors and approved by our stockholders in April 2012. The 2012 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. At the time our 2012 Stock Incentive Plan was approved by our stockholders, the number of shares of our common stock that was reserved for issuance under the 2012 Stock Incentive Plan was the sum of (1) 768,750 shares plus (2) the sum of 145,024 and the number of shares of our common stock subject to outstanding awards under our pre-IPO Stock Incentive Plan, that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a specified number of shares, plus (3) an annual increase, to be added on the first day of fiscal year 2014 and each subsequent anniversary until the expiration of the 2012 Stock Incentive Plan, equal to the lowest of 437,500 shares of our common stock, 2.75% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our Board of Directors (which we refer to as our evergreen provision).

Our pre-IPO Stock Incentive Plan terminated and our 2012 Stock Incentive Plan became effective upon the closing of our initial public offering on July 24, 2012. At the time our 2012 Stock Incentive Plan became effective, 145,024 shares remained available for grant under our pre-IPO Stock Incentive Plan. As such, the number of shares of our common stock that was reserved for issuance under the 2012 Stock Incentive Plan at the time the 2012 Stock Incentive Plan became effective was 913,774 shares of common stock plus the number of shares of our common stock subject to awards granted under the pre-IPO Stock Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 2,125,000.

On April 1, 2014, our Board of Directors adopted the Amended and Restated 2012 Stock Incentive Plan. As described in greater detail in the description of the Amended and Restated 2012 Stock Incentive Plan set forth below, the Amended and Restated 2012 Stock Incentive Plan:

•	increases the number of shares of common stock reserved for issuance under the 2012 Stock Incentive Plan by 3,000,000 shares to 4,434,063 shares, plus the number of shares of common stock subject to awards granted under our pre-IPO Stock Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 2,125,000 shares;

•	removes our evergreen provision;

•	requires that all awards to non-employee directors be granted and administered by a committee of independent directors, as determined under the NASDAQ rules;

•	allows for shares delivered to the company to satisfy tax withholding obligations with respect to restricted stock, restricted stock units and other stock-based awards to be added back to the number of shares available for grant under the plan (but shares delivered to the company to satisfy tax withholding obligations with respect to options and stock appreciation rights shall not be added back to the number of shares available for grant under the plan);

•	provides that shares purchased on the open market with the proceeds from exercises of awards under the plan will not be added to the number of shares available for grant under the plan;

•	increases to 1,000,000 the number of shares that may be granted pursuant to awards to any participant in the plan per calendar year;

•	broadens the prohibitions on repricing of options and stock appreciation rights without stockholder approval;

•	requires that any dividends or dividend equivalents paid with respect to awards not be paid unless and until the underlying award vests; and

•	provides that restricted stock, restricted stock units and other stock-based awards may be granted as performance awards that are eligible to be exempt from Section 162(m) of the Internal Revenue Code as “qualified performance-based compensation”.

As of March 31, 2014, options to purchase 1,178,455 shares of common stock were outstanding under the 2012 Stock Incentive Plan at a weighted average exercise price of $9.31 and 7,791 options to acquire common stock under the 2012 Stock Incentive Plan had been exercised. As a result, we had only 247,817 shares available for future grant under the 2012 Stock Incentive Plan as of March 31, 2014.

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Stock-based equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient’s interests with those of our stockholders. In light of our preparation for the commercial launch of our first product candidate, we have accelerated our growth over the last year and, accordingly, believe that the number of shares currently available to us for option grants and other awards under our 2012 Stock Incentive Plan will be insufficient to satisfy our future equity compensation needs. Based on our current granting practices, which include granting primarily stock options, we anticipate that the additional three million shares requested will enable the Company to fund the equity compensation program for the next three years, accommodating anticipated grants relating to recruiting and retaining employees. Accordingly, our Board of Directors adopted the Amended and Restated 2012 Stock Incentive Plan.

If our stockholders do not approve the Amended and Restated 2012 Stock Incentive Plan at the annual meeting, the Amended and Restated 2012 Stock Incentive Plan will not be effective, and the number of shares available under the plan and the evergreen provision will remain as they currently exist under the 2012 Stock Incentive Plan. Our Board of Directors believes that the Amended and Restated 2012 Stock Incentive Plan will further our compensation strategy and is vital to our ability to attract, retain and motivate top quality employees, directors and consultants.

Recommendation of the Board of Directors

The Board of Directors recommends voting “FOR” Proposal No. 2 to amend and restate the 2012 Stock Incentive Plan.

Description of the Amended and Restated 2012 Stock Incentive Plan

The following is a brief description of the Amended and Restated 2012 Stock Incentive Plan. A copy of the Amended and Restated 2012 Stock Incentive Plan is attached as Appendix A to this proxy statement.

Number of Shares Available for Awards

The number of shares of our common stock available for issuance under the Amended and Restated 2012 Stock Incentive Plan is the sum of (i) 4,434,063 shares of common stock plus (ii) the number of shares of our common stock subject to awards granted under the pre-IPO Stock Incentive Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a maximum of 2,125,000 shares (subject, in the case of incentive stock options, to any limitations of the Code). These numbers are subject to adjustment in the event of changes in capitalization and other similar events.

All shares of common stock covered by stock appreciation rights will be counted against the number of shares available for grant of awards under the Amended and Restated 2012 Stock Incentive Plan. However, stock appreciation rights that may be settled only in cash will not be so counted, and if we grant a stock appreciation right in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended and Restated 2012 Stock Incentive Plan.

Shares covered by awards under the Amended and Restated 2012 Stock Incentive Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended and Restated 2012 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code).

Shares of common stock that are delivered (either by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations with respect to options and stock appreciation rights (including shares retained from the option or stock appreciation right creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended and Restated 2012 Stock Incentive Plan. Shares of common stock that are delivered to us to satisfy tax withholding obligations with respect to restricted stock, restricted stock units and other stock-based awards (including shares retained from the restricted stock, restricted stock unit or other stock-based award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the Amended and Restated 2012 Stock Incentive Plan. Shares of common stock that are repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the Amended and Restated 2012 Stock Incentive Plan.

The maximum number of shares of common stock with respect to which awards may be granted under the Amended and Restated 2012 Stock Incentive Plan to any participant is 1,000,000 per calendar year. For these purposes, each share of common stock subject to an award is counted as one share of common stock (including each share of common stock subject to a full-value award), and the combination of an option in tandem with a SAR will be treated as a single award.

Types of Awards

The Amended and Restated 2012 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards, which we refer to collectively as Awards.

Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant, provided that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the fair market value of our common stock on such future date. Options may not be granted for a term in excess of ten years. The Amended and Restated 2012 Stock Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, by check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions and to the extent provided in the applicable option agreement or approved by our Board, by delivery of shares of common stock to us, (iii) to the extent provided in an applicable nonqualified stock option agreement or approved by our Board, by delivery of a notice of “net exercise,” (iv) to the extent provided in the applicable option agreement or approved by our Board, by any other lawful means, or (v) by any combination of these forms of payment.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our common stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price of the SAR. The measurement price will not be less than 100% of the fair market value of our common stock on the date the SAR is granted; provided that if our Board approves the grant of a SAR effective as of a future date, the measurement price will be not be less than 100% of the fair market value of our common stock on such future date. SARs may not be granted with a term in excess of 10 years. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided in the applicable restricted stock award agreement, any dividends (whether paid in cash, stock or property) declared and paid with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board. Our Board may, in its discretion, provide that settlement of a restricted stock unit will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any restricted stock units. Our Board may, in its sole discretion, provide that a grant of restricted stock units may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock; however, any such dividend equivalents will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Amended and Restated 2012 Stock Incentive Plan, our Board has the right to grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, which we refer to as other stock-based. Other stock-based awards will also be available as a form of payment in settlement of other Awards granted under the Amended and Restated 2012 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board may determine. Any dividend equivalents awarded in respect of other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which such dividend equivalents are awarded.

Performance Awards. Restricted stock, restricted stock unit awards or other stock-based awards under the Amended and Restated 2012 Stock Incentive Plan may be made subject to the achievement of performance goals. We refer to such awards as performance awards. Performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be made only by a committee (or subcommittee) of our Board comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m). For any award intended to qualify as “performance-based compensation,” the committee will specify that the degree of granting, vesting and/or payout will be subject to the achievement of one or more objective performance measures established by the committee, which will be based on the relative or absolute attainment of any combination of the following, which may be determined pursuant to generally accepted accounting principles (GAAP) or on a non-GAAP basis:

•	the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•	achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials or receipt of regulatory approvals;

•	the consummation of debt and equity financing transactions;

•	the completion of strategic acquisitions or dispositions of business, technologies and assets;

•	specified levels of product sales; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; or return on sales, assets, equity or investment;

•	improvement of financial ratings, cash position, operating income (loss), gross profit, revenue growth, cost savings, inventory management, working capital, customer satisfaction, product quality, manufacturing objectives, or market share;

•	achievement of balance sheet or income statement objectives; and/or

•	total stockholder return.

Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuations in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs and (vii) the effects of any acquisitions or dispositions.

Such performance measures may vary by participant and may be different for different awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee, and will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162 (m) of the Code. Our Board may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such a performance award, and the committee may not waive the achievement of applicable performance measures except in the case of death or disability of the participant or a change in control of the company.

Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the code may be based on these or other performance measures as our Board may determine.

Any dividend equivalents awarded with respect to performance awards will be subject to the same restrictions on transfer and forfeitability as the performance awards with respect to which such dividend equivalents are awarded.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, except as our Board may otherwise determine or provide in an Award for the gratuitous transfer of an Award to or for the benefit of any immediate family member, family trust, or other entity established for the benefit of the Award recipient and/or an immediate family member. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive Awards under the Amended 2012 Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Plan Benefits

As of December 31, 2013, approximately 75 persons were eligible to receive Awards under our Amended and Restated 2012 Stock Incentive Plan, including our four executive officers and seven non-employee directors. The granting of Awards under the Amended and Restated 2012 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

The following table sets forth, as of March 31, 2014, the stock option grants made under the 2012 Stock Incentive Plan since its adoption to the individuals indicated below:

Option Awards
Named executive officers
Paul R. Edick	100,000
Corey N. Fishman	50,000
Michael W. Dunne, M.D.	50,000
All current executive officers as a group	220,000
All current directors who are not executive officers as a group	63,863

Each nominee for election as a director
Brenton K. Ahrens	—
Nicole Vittulo	—

Each person who received 5% of such awards
Paul R. Edick	100,000
All employees, including all current officers who are not executive officers, as a group	969,925

On March 31, 2014, the last reported sale price of our common stock at the close of business on the NASDAQ Global Market was $13.47.

Administration

The Amended and Restated 2012 Stock Incentive Plan will be administered by our Board. Our Board has the authority to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended and Restated 2012 Stock Incentive Plan that it deems advisable and to construe and interpret the provisions of the Amended and Restated 2012 Stock Incentive Plan and any Award agreements entered into under the Amended and Restated 2012 Stock Incentive Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated 2012 Stock Incentive Plan or any Award in the manner and to the extent it deems expedient and will be the sole and final judge of such expediency. All decisions by our Board will be made in the board’s sole discretion and will be final and binding on all persons having or claiming any interest in the Amended and Restated 2012 Stock Incentive Plan or in any Award.

Pursuant to the terms of the Amended and Restated 2012 Stock Incentive Plan, our Board may delegate any or all of its powers under the Amended and Restated 2012 Stock Incentive Plan to one or more committees or subcommittees of the board. Our Board has authorized our organization and compensation committee to administer certain aspects of the Amended and Restated 2012 Stock Incentive Plan, including the granting of Awards to executive officers, and has authorized a committee of the board to grant options to non-executive employees, subject to limitations set by the organization and compensation committee.

In addition, to the extent permitted by applicable law, our Board may delegate to one or more of our officers the power to grant options or other Awards that constitute rights under Delaware law (subject to any limitations under the Amended and Restated 2012 Stock Incentive Plan) to our employees or officers, or to the employees or officers of any of our present or future subsidiary corporations, and to exercise such other powers under the Amended and Restated 2012 Stock Incentive Plan as our Board may determine. Our Board will fix the terms of any Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer will be authorized to grant Awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” (as defined by Rule 16a-1 under the Exchange Act). Our Board may not delegate authority to officers to grant restricted stock unless Delaware law then permits such delegation.

Awards to our non-employee directors must be granted and administered by a committee, all of the members of which are independent directors as defined by the NASDAQ rules.

Subject to any applicable limitations contained in the Amended and Restated 2012 Stock Incentive Plan (including with respect to performance awards), our organization and compensation committee generally selects the recipients of Awards and determines the following with respect to such Awards (provided that, at times, our organization and compensation committee recommends to our Board certain aspects of an Award or Awards for the board’s approval):

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options (which may not be less than 100% of the fair market value of our common stock on the date of grant);

•	the duration of options (which may not exceed 10 years);

•	the duration and terms of any cash-based awards; and

•	the number of shares of our common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

Each Award under the Amended and Restated 2012 Stock Incentive Plan may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, the Company is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board, to (i) the number and class of securities available under the Amended and Restated 2012 Stock Incentive Plan, (ii) the share counting rules and sublimits set forth in the Amended and Restated 2012 Stock Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock or restricted stock unit award, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based award.

The Amended and Restated 2012 Stock Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Upon the occurrence of a Reorganization Event, or our execution of any agreement with respect to a Reorganization Event, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards (other than restricted stock) on such terms as our Board determines (except to the extent specifically provided otherwise in an Award or another agreement between an Award holder and the Company): (i) provide that such Awards be assumed, or that equivalent Awards be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Awards will terminate immediately prior to the consummation of the Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon the Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Company common stock receive a cash payment for each share surrendered (the “Acquisition Price”), make or provide for a cash payment with respect to Awards equal to (A) the number of shares of Company common stock subject to the vested portion of the Award (giving effect to any acceleration of vesting that occurs upon or immediately prior to the Reorganization Event) multiplied by (B) the excess, if any, of the Acquisition Price over the exercise, measurement or purchase price of the award and any applicable tax withholdings, in exchange for the termination of the Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price and any applicable tax withholdings, and (vi) any combination of the foregoing. In taking any of the foregoing actions, our Board shall not be obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

An Award (other than restricted stock) will be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of our common stock subject to the Award immediately prior to the consummation of the Reorganization Event by holders of our common stock for each share of common stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of our common stock). If the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consistent solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our Board determined to be equivalent in value (as of the date of such determination or another date specified by our Board) to the per share consideration received by holders of our outstanding shares of common stock as a result of the Reorganization Event.

Upon the occurrence of a Reorganization Event, our repurchase and other rights with respect to outstanding awards of restricted stock will inure to the benefit of our successor and will apply to the cash, securities or other property into which our common stock is converted into or exchanged for pursuant to the Reorganization Event in the same manner and to the same extent as they applied to our common stock subject to such restricted stock and restricted stock unit awards. Our Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a holder of restricted stock and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in a restricted stock agreement or any other agreement between a holder of restricted stock and the Company, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with our merger or consolidation with another entity or our acquisition of property or stock of another entity, our Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Amended and Restated 2012 Stock Incentive Plan. Substitute Awards will not count against the Amended and Restated 2012 Stock Incentive Plan’s overall share limit or any sublimit in the Amended and Restated 2012 Stock Incentive Plan, except as may be required by the Code.

Limitations on Repricing

Unless our stockholders approve such action (except as provided under the Amended and Restated 2012 Stock Incentive Plan in connection with a change in capitalization or similar event or a Reorganization Event, the Amended and Restated 2012 Stock Incentive Plan provides that we may not:

•	amend any outstanding stock option or SAR granted under the Amended and Restated 2012 Stock Incentive Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•	cancel any outstanding option or SAR (whether or not granted under the Amended and Restated 2012 Stock Incentive Plan) and grant in substitution therefor new Awards under the Amended and Restated 2012 Stock Incentive Plan (other than as substitute Awards as described above) covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price per share above the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

The Board may from time to time establish one or more sub-plans under the Amended and Restated 2012 Stock Incentive Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Amended and Restated 2012 Stock Incentive Plan containing (i) such limitations on the Board’s discretion under the Amended and Restated 2012 Stock Incentive Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Amended and Restated 2012 Stock Incentive Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Amended and Restated 2012 Stock Incentive Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

Amendment or Termination

No Award may be granted under the Amended and Restated 2012 Stock Incentive Plan after April 24, 2022, but Awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the Amended and Restated 2012 Stock Incentive Plan or any portion thereof at any time, except that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment will become exercisable, realizable or vested, as applicable, unless and until such amendment has been approved by our stockholders if required by Section 162(m), and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment has been approved by our stockholders. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended and Restated 2012 Stock Incentive Plan will apply to, and be binding on the holders of, all Awards outstanding under the Amended and Restated 2012 Stock Incentive Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended and Restated 2012 Stock Incentive Plan. No Award will be made that is conditioned upon stockholder approval of any amendment to the Amended and Restated 2012 Stock Incentive Plan.

Our Board may also amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonqualified stock option, subject in each case to the limitations set forth in the Amended and Restated 2012 Stock Incentive Plan with respect to repricings, performance awards and actions requiring stockholder approval. Such actions will require the approval of the participant, unless our Board determines that the action, taking into account any related action, does not materially and adversely affect such participant’s rights under the Amended and Restated 2012 Stock Incentive Plan or the change is permitted under the Amended and Restated 2012 Stock Incentive Plan in connection with a change in capitalization or similar event or a Reorganization Event.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended and Restated 2012 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company or its corporate parent or 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit award. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended and Restated 2012 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Durata Therapeutics

There will be no tax consequences to the Company with respect to Awards made under the Amended and Restated 2012 Stock Incentive Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS DURATA’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2014

Durata’s stockholders are being asked to ratify the appointment by the audit committee of the Board of Directors of KPMG LLP as Durata’s independent registered public accounting firm. KPMG LLP has served as Durata’s independent registered public accounting firm since 2012.

The audit committee is solely responsible for selecting Durata’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Stockholder approval is not required to appoint KPMG LLP as Durata’s independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Durata and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Durata incurred the following fees from its independent registered public accounting firm for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees (1)	$235,000	$647,700
Audit Related Fees (2)	—	—
Tax Fees (3)	111,007	230,053
All Other Fees	—	—
Total Fees	$346,007	$877,753

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with registration statements including: our registration statement on Form S-1 filed in April 2013 and in connection with our initial public offering in July 2012 and audits of financial statements for the period from inception (November 4, 2009) to December 31, 2009 and for the years ended December 31, 2012 and 2011 in connection with our initial public offering.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services including assistance with a Determination Letter from the Internal Revenue Service.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of our audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

During our 2013 fiscal year, no services were provided to us by KPMG LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Recommendation of the Board of Directors

The Board of Directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of KPMG LLP as Durata’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. The qualifications, qualities and skills that our nominating and corporate governance committee believe must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to Durata’s current and long-term objectives and should be willing and able to contribute positively to Durata’s decision-making process.

•	Nominees should have a commitment to understand Durata and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our Board of Directors is considered.

•	Nominees should normally be able to serve for at least three years before reaching the age of 75.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to the nominating and corporate governance committee, c/o Secretary, Durata Therapeutics, Inc., 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Independence

The NASDAQ Marketplace Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. Under applicable NASDAQ Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that all of our directors, other than Mr. Edick, are independent directors as defined by the applicable NASDAQ Marketplace Rules. In making such determination, the Board of Directors considered the relationships that each such person has with our company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors, our Board of Directors considered the association of certain of our directors with the holders of more than 5% of our common stock as well as the effect of each of the transactions described in “Related Person Transactions” below.

Board Committees

Our Board of Directors has established an audit committee, an organization and compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our Board of Directors. Each committee charter is available by navigating to the “Investors” section of our corporate website, located at http://www.duratatherapeutics.com.

Audit Committee

The members of our audit committee are Lisa M. Giles, Kevin C. O’Boyle and Nicole Vitullo. Mr. O’Boyle chairs the audit committee. Our audit committee met six times during the fiscal year ended December 31, 2013.

Our Board of Directors has determined that each of the directors serving on our audit committee is independent within the meaning of The NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In considering the independence of the directors listed above, our Board of Directors considered the following factors:

•	Ms. Vitullo, a member of our audit committee, is a managing member of One Palmer Square Associates VIII, L.L.C., the general partner of Domain Partners VIII, L.P. and DP VIII Associates, L.P. These entities and Domain Associates, L.L.C. together hold 3,034,688 shares, or approximately 11.4%, of our outstanding common stock.

In addition, our Board of Directors has determined that Mr. O’Boyle qualifies as an “audit committee financial expert” within the meaning of SEC regulations and The NASDAQ Marketplace Rules. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees.

Our audit committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Organization and Compensation Committee

The members of our organization and compensation committee are Brenton K. Ahrens, Richard U. De Schutter, Ronald M. Hunt and Kevin C. O’Boyle. Mr. Hunt chairs the organization and compensation committee. Our organization and compensation committee met one time during the fiscal year ended December 31, 2013.

Our organization and compensation committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our organization and compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules.

Our organization and compensation committee will also review and discuss annually with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules. These rules are not yet applicable to us because we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and may remain an emerging growth company for up to five years.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Brenton K. Ahrens, Richard U. De Schutter, Ronald M. Hunt and Nicole Vitullo. Ms. Vitullo chairs the nominating and corporate governance committee. Our nominating and corporate governance committee met three times during the fiscal year ended December 31, 2013.

Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	reviewing and making recommendations to our Board with respect to our Board leadership structure;

•	reviewing and making recommendations to our Board with respect to management succession planning;

•	developing and recommending to our Board corporate governance principles; and

•	overseeing an annual evaluation of our Board.

Board and Committee Meetings Attendance

The full Board of Directors met seven times during 2013. During 2013, each member of the Board of Directors attended in person or participated telephonically in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All of the members of our Board of Directors attended our annual meeting of stockholders in 2013.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at http://www.duratatherapeutics.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Ahrens, De Schutter, Healy, Hunt and O’Boyle served as members of our organization and compensation committee in 2013. Mr. Healy resigned from our organization and compensation committee in connection with his resignation from our Board of Directors in November 2013.

None of our executive officers serves as a member of the Board of Directors or organization and compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our organization and compensation committee. None of the members of our organization and compensation committee is, or has ever been, an officer or employee of our company, except for Mr. Hunt, who served as a non-employee executive officer from our inception until March 2010.

Board Leadership Structure and Board’s Role in Risk Oversight

The positions of our chairman of the board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the chief executive officer must devote to his position, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our amended and restated bylaws do not require our chairman and chief executive officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board of Directors, which has responsibility for general oversight of risks.

Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our organization and compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Communication with the Directors of Durata

Any interested party with concerns about Durata may report such concerns to the Chairman of Durata’s Board of Directors, or the Lead Director of Durata’s Board of Directors, if one is appointed, or otherwise the Chairman of the Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

c/o Durata Therapeutics, Inc.
200 S. Wacker Drive, Suite 2550
Chicago, Illinois 60606
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Durata’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The Chairman may discuss the matter with Durata’s legal counsel, with independent advisors, with non-management directors, or with Durata’s management, or may take other action or no action as the Chairman determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Durata regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Durata has also established a toll-free telephone number for the reporting of such activity, which is 866-450-6185.

Director Compensation

Director Compensation Table for Fiscal Year Ended December 31, 2013

The following table sets forth a summary of the compensation earned by our non-employee directors for the year ended December 31, 2013. Mr. Edick, our chief executive officer, does not receive compensation for service on our Board of Directors. His compensation is included in the “Summary Compensation Table” below.

	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)
Brenton K. Ahrens (4)	—	—	—
Richard U. De Schutter	57,500	76,976	134,476
Paul A. Friedman, M.D.	26,250	48,703	74,953
Lisa M. Giles	42,500	56,896	99,396
Dov A. Goldstein (2)(4)	—	—	—
James I. Healy (3)(4)	—	—	—
Ronald M. Hunt (4)	—	—	—
Kevin C. O’Boyle	55,000	69,189	124,189
Nicole Vitullo (4)	—	—	—

(1)	Represents the grant date fair value of option awards granted in 2013 in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation, or ASC 718. Our directors will only realize compensation to the extent the fair value of our common stock is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see note 10 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2014.

(2)	Dov A. Goldstein did not stand for re-election at our annual meeting of stockholders in 2013. As a result, his term of office ended effective May 16, 2013.

(3)	James I. Healy resigned from the board effective November 15, 2013.

(4)	Board member did not receive any compensation for service on our Board of Directors during the year ended December 31, 2013.

Non-Employee Director Compensation Policy

For 2013, our non-employee directors who were not affiliated with our current principal stockholders, or our outside directors, were compensated for their services to the board as follows:

•	an annual fee for service on our Board of Directors of $35,000;

•	for the chairman of our Board of Directors, an additional annual fee of $15,000;

•	an annual stock option grant for continuing service on our Board of Directors to purchase such number of shares of our common stock having a value, as of the date of such grant, that is equal to $50,000, as determined using the Black-Scholes option pricing model;

•	for the chairman of our Board of Directors, an additional annual stock option grant to purchase such number of shares of our common stock having a value, as of the date of such grant, that is equal to $15,000, as determined using the Black-Scholes option pricing model;

•	for members of the audit committee:

 o  an annual fee of $7,500 ($15,000 for the chair);

•	for members of the organization and compensation committee:

 o  an annual fee of $5,000 ($10,000 for the chair);

•	for members of the nominating and corporate governance committee:

 o  an annual fee of $2,500 ($5,000 for the chair).

In addition, we reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending board of director and committee meetings.

Effective January 1, 2014, our Board of Directors approved an amended and restated compensation policy for non-employee directors. This amended and restated compensation policy extends compensation benefits to non-employee directors who are affiliated with our current principal stockholders, increases the annual fee for service on our Board of Directors from $35,000 to $40,000 and increases the annual stock option grant value, as determined using the Black-Scholes option pricing model, for continuing service on our Board of Directors from $50,000 to $75,000. Except for these changes, our non-employee director compensation policy remains unchanged.

Executive Compensation

Executive Compensation Processes

Our organization and compensation committee, either as a committee or together with the other independent directors, makes all compensation decisions regarding our executive officers or makes recommendations concerning executive compensation to our Board of Directors.

During the first calendar quarter of each year, we evaluate each executive’s performance for the prior year. In connection with each annual review cycle, Paul R. Edick, our chief executive officer, meets with those officers who report directly to him to discuss our accomplishments during the year and the individual’s performance and contributions over the prior year. Based on these discussions, the chief executive officer, with respect to each executive other than himself, prepares a written evaluation based on his evaluation of the executive and input from others within our company. The chief executive officer also prepares his own self-assessment as well as a detailed review of company performance against stated corporate goals. This process leads to a recommendation by the chief executive officer to the organization and compensation committee with respect to each executive officer, including himself, as to:

•	the achievement of stated corporate and individual and functional performance goals;

•	the level of contributions made to the general management and guidance of our company;

•	the need for salary increases;

•	the amount of bonuses to be paid; and

•	whether or not stock option awards should be made.

These recommendations are reviewed by the organization and compensation committee and taken into account when it makes a recommendation and final determination on all such matters.

In April 2012, our organization and compensation committee and our Board of Directors engaged Compensia, Inc., or Compensia, an independent compensation consultant, to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. In November 2012, our organization and compensation committee engaged Frederic W. Cook & Co., Inc., an independent compensation consultant, to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. In November 2013, our organization and compensation committee re-engaged Frederic W. Cook & Co., Inc. to provide additional guidance for executive compensation and conduct further competitive benchmarking against a peer group of publically traded companies.

Although our Board of Directors and organization and compensation committee consider the advice and recommendations of these independent compensation consultants as to our executive compensation program, the Board of Directors and organization and compensation committee ultimately make their own decisions about these matters. In the future, we expect that our organization and compensation committee will continue to engage independent compensation consultants to provide further information and guidance of this type.

Summary Compensation Table For Fiscal Years Ended December 31, 2013 and 2012

The following table sets forth information for our chief executive officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2013 for the fiscal years indicated. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Paul R. Edick (4)	2013	509,375	283,250	532,030	89,415	1,414,070
Chief Executive Officer	2012	468,802	300,000	400,715	990	1,170,507

Corey N. Fishman	2013	346,875	140,000	266,015	101,932	854,822
Chief Financial Officer and Chief Operating Officer	2012	323,167	160,000	249,460	990	733,617

Michael W. Dunne, M.D.	2013	346,875	140,000	266,015	914	753,804
Chief Medical Officer	2012	321,833	142,200	229,517	924	694,474

(1)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent awards to our named executive officers under our annual bonus program. Annual bonus compensation for 2012 was paid in 2013. Annual bonus compensation for 2013 was paid in 2014.

(2)	Represents the grant date fair value of option awards granted in 2012 and 2013 in accordance with ASC 718. Our named executive officers will only realize compensation to the extent the fair value of our common stock is greater than the exercise price of such stock options. For information regarding assumptions underlying the valuation of equity awards, see note 10 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2014.

(3)	Amounts represent the value of group term life insurance premiums. The amounts for Mr. Edick and Mr. Fishman include relocation expenses of $88,501 for Mr. Edick and $101,018 for Mr. Fishman that we reimbursed in 2013 pursuant to our relocation expenses policy.

(4)	Mr. Edick is also a member of our Board of Directors, but does not receive any additional compensation in his capacity as a director.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Program Overview

The primary elements of our executive compensation program are:

•	base salary;

•	annual performance-based cash bonuses;

•	equity incentive awards;

•	broad-based health and welfare benefits; and

•	severance and change in control benefits.

Our organization and compensation committee, after reviewing data it considers relevant, has determined subjectively what it believes to be the appropriate level and mix of the various compensation components. Ultimately, the objective in allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and our stockholders.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. No formulaic base salary increases are provided to our named executive officers. However, on an annual basis, our organization and compensation committee reviews and evaluates, with input from our chief executive officer, the need for adjustment of the base salaries of our executives.

Our named executives earned the following base salaries as approved by our organization and compensation committee effective as of February 15 for each of the years presented:

	2014 Base Salary ($)	2013 Base Salary ($)
Paul R. Edick	565,000	515,000
Corey N. Fishman	385,000	350,000
Michael W. Dunne, M.D.	385,000	350,000

Annual Performance-Based Cash Bonus

We have designed our annual performance-based cash bonus program to emphasize pay-for-performance and to reward our named executive officers for (1) the achievement of specified annual corporate objectives and (2) the achievement of specified annual individual and functional performance objectives. Each executive officer is eligible to receive an annual performance-based cash bonus, which we refer to as an annual cash bonus, in an amount up to a fixed percentage of his base salary, or bonus percentage, and each of the foregoing elements is weighted in determining the percentage of the annual cash bonus that the executive will receive. Each of our named executive officers, based on the percentage achievement of all individual and functional performance objectives in aggregate, is eligible for a bonus payout of up to 150% of his target bonus as adjusted by the organization and compensation committee based on achievement of our corporate performance objectives, in the event of exceptional individual or functional performance.

Our organization and compensation committee also has the authority to shift both corporate and individual goals to subsequent fiscal years and eliminate them from the current year’s bonus calculation if it determines that circumstances that were beyond the control of the executive were the primary cause of a goal being unattainable.

Each of our organization and compensation committee and our Board of Directors has authority, in its sole discretion, to adjust the bonus percentage each year in connection with its review of the executive’s performance and has authority to allow an executive to receive a bonus payment in excess of his or her annual cash bonus for exceptional performance. Further, our Board reviews the assessment of each executive’s performance conducted by the organization and compensation committee with respect to the annual cash bonus and retains the authority, in its sole discretion, to modify the amount of the annual cash bonus above or below the amount recommended by the organization and compensation committee.

In 2013, Mr. Edick was eligible for a target bonus equal to 55% of his base salary and each of Mr. Fishman and Dr. Dunne were eligible for a target bonus equal to 40% of their base salaries. For 2013, Mr. Edick was awarded a bonus in an amount equal to 55% of his base salary, Mr. Fishman was awarded a bonus in an amount equal to 40% of his base salary and Dr. Dunne was awarded a bonus in an amount equal to 40% of his base salary. In 2014, Mr. Edick will be eligible for a target bonus equal to 75% of his base salary and each of Mr. Fishman and Dr. Dunne will be eligible for a target bonus equal to 50% of their base salaries.

Equity Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used equity awards primarily to compensate our executive officers in the form of initial grants in connection with the commencement of employment and subsequent annual grants. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, vision, group life insurance, accidental death, dismemberment insurance, long and short term disability insurance, and a 401(k) plan. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The organization and compensation committee in its discretion may revise, amend or add to the named executive officer’s benefits and perquisites if it deems it advisable.

Material Terms of Employment Agreements with Named Executive Officers

In connection with the commencement of their employment with us, we entered into employment agreements with each of Mr. Edick, Mr. Fishman and Dr. Dunne. In 2012, we entered into amended and restated employment agreements with each of these executive officers. Each of these employment agreements provides that employment will continue for a specified term until either we or the employee provides written notice of termination in accordance with the terms of the agreement. In addition, each of these executive officers is prevented by the terms of their amended and restated employment agreement from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Upon execution and effectiveness of a release of claims, each of Mr. Edick, Mr. Fishman and Dr. Dunne will be entitled to severance payments if his employment is terminated under specified circumstances.

If Mr. Edick, Mr. Fishman or Dr. Dunne’s employment is terminated without cause, as defined in the employment agreement, absent a change in control, as defined in the employment agreement, we will be obligated (1) to pay an amount equal to his monthly base salary for a period of 18 months in the case of Mr. Edick and 12 months in the case of Mr. Fishman and Dr. Dunne and (2) to the extent allowed by applicable law and the applicable plan documents, continue to provide to such executive officer all company employee benefit plans and arrangements that he was receiving at the time of termination for 18 months in the case of Mr. Edick and 12 months in the case of Mr. Fishman and Dr. Dunne.

If we terminate Mr. Edick, Mr. Fishman or Dr. Dunne’s employment without cause or if Mr. Edick, Mr. Fishman or Dr. Dunne terminates employment with us for good reason, as defined in the employment agreement, in each case within two months prior to, or 12 months following, a change in control, we will be obligated (1) to pay an amount equal to his monthly base salary for a period of 24 months in the case of Mr. Edick and 12 months in the case of Mr. Fishman and Dr. Dunne, (2) accelerate in full the vesting of all outstanding equity awards and (3) to the extent allowed by applicable law and the applicable plan documents, continue to provide to such executive officer all company employee benefit plans and arrangements that he was receiving at the time of termination for 18 months in the case of Mr. Edick and 12 months in the case of Mr. Fishman and Dr. Dunne.

To the extent that any severance or other compensation payment to Mr. Edick, Mr. Fishman or Dr. Dunne pursuant to his employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code, then Mr. Edick, Mr. Fishman or Dr. Dunne will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

Material Terms of Equity Incentive Award Grants

We have historically granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by contemporaneous valuations and reviewed and approved by our audit committee and our Board of Directors. In general, the equity awards that we have granted to our executives vest with respect to 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant date. Vesting and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2013

The following table sets forth certain information with respect to outstanding options held by our named executive officers at December 31, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul R. Edick	560,547	95,703(2)	$0.96	7/1/2020
	25,516	16,718(3)	10.00	4/8/2022
	2,292	10,208(4)	10.00	4/23/2022
	—	100,000(1)	7.49	2/11/2023

Corey N. Fishman	182,292	36,458(5)	0.96	8/14/2020
	13,034	8,540(3)	10.00	4/8/2022
	2,292	10,208(4)	10.00	4/23/2022
	—	50,000(1)	7.49	2/11/2023

Michael W. Dunne, M.D.	281,250	—(6)	0.96	5/23/2020
	11,388	7,462(3)	10.00	4/8/2022
	2,292	10,208(4)	10.00	4/23/2022
	—	50,000(1)	7.49	2/11/2023

(1)	This option was granted on February 12, 2013, with 25% vesting on February 12, 2014 and the remaining 75% vesting in 36 substantially equal monthly installments beginning on March 12, 2014.

(2)	This option was granted on July 2, 2010, with 25% vesting on July 1, 2011 and the remaining 75% vesting in 36 substantially equal monthly installments beginning on August 31, 2011.

(3)	This option was granted on April 9, 2012 and vests in 48 substantially equal monthly installments over a four-year period, with the first installment vesting on August 31, 2011.

(4)	This option was granted on April 24, 2012 and vests in 48 monthly installments over a four-year period, with the first installment vesting on August 31, 2012 and the installments vesting as follows: (i) 0.8333% of the option vesting on the last day of each of the first 12 months, (ii) 1.667% of the option vesting on the last day of each of the next 12 months, (iii) 2.5% of the option vesting on the last day of each of the next 12 months, and (iv) 3.333% of the option vesting on the last day of each of the final 12 months.

(5)	This option was granted on August 15, 2010, with 25% vesting on August 15, 2011 and the remaining 75% vesting in 36 substantially equal monthly installments beginning on September 30, 2011.

(6)	This option was granted on May 24, 2010, with 25% vesting on December 11, 2010 and the remaining 75% vesting in 36 substantially equal monthly installments beginning on January 31, 2011.

Equity Compensation Plan Information

The following table sets forth certain information with respect to the securities authorized for issuance under our 2012 Stock Incentive Plan and our pre-IPO Stock Incentive Plan as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders	2,651,886	4.26	107,783
Equity compensation plans not approved by stockholders	—	—	—
Total

Additional Narrative Disclosure

401(k) Retirement Plan. We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $17,000 for 2012 and $17,500 for 2013. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2012 and 2013 were up to an additional $5,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to Participants’ ability to give investment directions by following certain procedures. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule.

Pension Benefits. We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation. We do not maintain any nonqualified deferred compensation plans.

Risk Considerations in Our Compensation Policies and Practices

Our organization and compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

We believe that our current business process and planning cycle fosters the following behaviors and controls that mitigate the potential for adverse risk caused by the action of our executives:

•	annual establishment of corporate and individual and functional objectives for our annual cash bonus program for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk-taking to achieve;

•	a mix between fixed and variable, annual and long-term and cash and equity compensation are designed to encourage strategies and actions that balance our short-term and long-term best interests; and

•	stock option awards that vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and certain of our other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation will remain tax deductible to us. However, the organization and compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

We account for equity compensation paid to our employees in accordance with ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense as the service is performed.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions entered into after January 1, 2013 to which we have been a party, in which the amount involved in the transaction exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Participation in our April 2013 Public Offering

In our public offering that we completed in April 2013, Quaker BioVentures II, L.P., which is one of our 5% stockholders, purchased an aggregate of 200,000 shares of our common stock through the underwriters at the public offering price of $7.00 per share for an aggregate transaction value of $1,400,000.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Durata is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief operating officer or principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in Durata’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or our bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the organization and compensation committee in the manner specified in its charter.

We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering. Nevertheless, with respect to such transactions, it was the practice of our Board of Directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2014 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 26,640,309 shares of our common stock outstanding as of March 31, 2014.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2014 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Durata Therapeutics, Inc., 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606.

Name and Address of Beneficial Owner	Number of shares Beneficially Owned	Percentage Beneficially Owned
Domain Associates, L.L.C. (1)	3,034,688	11.4%
New Leaf Ventures II, L.P. (2)	3,028,439	11.4%
Aisling Capital III, LP (3)	3,030,175	11.4%
Wellington Management Company, LLP (4)	2,209,296	8.3%
Canaan VIII L.P. (5)	1,906,718	7.2%
Sofinnova Venture Partners VII, L.P. (6)	1,777,856	6.7%
Vivo Ventures VI, LLC (7)	1,785,714	6.7%
OrbiMed Capital GP IV LLC (8)	1,785,714	6.7%
Quaker BioVentures II, L.P. (9)	1,533,333	5.8%

Directors and Named Executive Officers	Number of shares Beneficially Owned	Percentage Beneficially Owned
Paul R. Edick (10)	735,661	2.7%
Corey N. Fishman (11)	263,809	1.0%
Michael W. Dunne, M.D. (12)	326,388	1.2%
Brenton K. Ahrens (13)	1,906,718	7.2%
Richard U. De Schutter (14)	38,066	*
Paul A. Friedman, M.D. (15)	11,145	*
Lisa M. Giles (16)	19,166	*
Ronald M. Hunt (17)	3,033,127	11.4%
Kevin C. O’Boyle (18)	25,173	*
Nicole Vitullo (19)	3,034,688	11.4%
All current executive officers and directors as a group (11 persons) (20)	9,458,970	33.8%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	The address for the Domain Associates funds is One Palmer Square, Suite 515, Princeton, New Jersey, 08542. Consists of (a) 3,006,132 shares of common stock held by Domain Partners VIII, L.P., (b) 22,306 shares of common stock held by DP VIII Associates, L.P. and (c) 6,250 shares of common stock held by Domain Associates, L.L.C. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian

K. Halak and Nicole Vitullo, the managing members of One Palmer Square Associates VIII, L.L.C., the general partner of Domain Partners VIII, L.P. and DP VIII Associates, L.P., share the power to vote or dispose of the shares held by Domain Partners VIII, L.P. and DP VIII Associates, L.P., and James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak, Nicole Vitullo and Kim P. Kamdar, the managing members of Domain Associates, L.L.C., share the power to vote or dispose of the shares held by Domain Associates, L.L.C., and therefore each of the foregoing managing members may be deemed to have voting and investment power with respect to such shares. Each of the foregoing managing members disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Ms. Vitullo is a member of our Board of Directors.

(2)	The address for New Leaf Ventures II, L.P. is 7 Times Square, Suite 3502, New York, New York, 10036. Srinivas Akkaraju, Philippe Chambon, Jeani Delagardelle, Ronald M. Hunt, Vijay K. Lathi, and James Niedel, the individual managers of New Leaf Venture Management II, L.L.C., which is the sole general partner of New Leaf Venture Associates II, L.P., which is the sole general partner of New Leaf Ventures II, L.P., have the power to vote or dispose of these shares and therefore each of the foregoing individual managers may be deemed to have voting and investment power with respect to such shares. Each of the foregoing individual managers disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Mr. Hunt is a member of our Board of Directors.

(3)	The address for Aisling Capital III, LP is 888 7th Avenue, 30th Floor, New York, New York, 10106. The six members of the investment committee of Aisling Capital Partners III, LP, which is the general partner of Aisling Capital III, LP, share the power to vote or dispose of these shares, and therefore each member may be deemed to have voting and investment power with respect to such shares. Each of the members of the investment committee disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. The information relating to beneficial ownership by Aisling Capital III, LP contained in the table above has been included solely in reliance upon, and without independent investigation of, the disclosures Aisling Capital III, LP that are contained in a Schedule 13D/A filed with the SEC on March 24, 2014.

(4)	The address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Company, LLP, an investment adviser, reported that it beneficially owned 2,209,296 shares and that it had shared power to vote 1,991,496 shares. The information relating to beneficial ownership by Wellington Management Company, LLP contained in the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Wellington Management Company, LLP that are contained in a Schedule 13G filed with the SEC on February 14, 2014.

(5)	The address for Canaan VIII L.P. is 285 Riverside Avenue, Suite 250, Westport, Connecticut, 06880. Consists of (a) 1,902,030 shares of common stock and (b) 4,688 shares of common stock issuable upon exercise of options, held by Brenton K. Ahrens and beneficially owned by Canaan Partners VIII, LLC, that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date. Brenton K. Ahrens, John V. Balen, Stephen M. Bloch, Wende S. Hutton, Maha S. Ibrahim, Alok Mittal, Deepak Kamra, Guy M. Russo, Izhar Shay, and Eric A. Young, the managers of Canaan Partners VIII, LLC, the general partner of Canaan VIII L.P., share the power to vote or dispose of these shares, and therefore each of the foregoing managers may be deemed to have voting and investment power with respect to such shares. Each of the foregoing managers disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Mr. Ahrens is a member of our Board of Directors.

(6)	The address for Sofinnova Venture Partners VII, L.P. is 2800 Sand Hill Road, Suite 150, Menlo Park, California, 94025. The managing members of Sofinnova Management VII, L.L.C., which is the general partner of Sofinnova Venture Partners VII, L.P., share the power to vote or dispose of these shares, and therefore may be deemed to have voting and investment power with respect to such shares. Each of the managing members disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. The information relating to beneficial ownership by Sofinnova Venture Partners VII, L.P. contained in the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Sofinnova Venture Partners VII, L.P. that are contained in a Schedule 13D/A filed with the SEC on April 4, 2014.

(7)	The address for Vivo Ventures VI, LLC is 575 High Street, Suite 201, Palo Alto, California 94301. Consists of (a) 357,143 shares of common stock held directly or indirectly by Vivo Ventures VI, LLC and (b) 1,428,571 shares of common stock held directly or indirectly by Vivo Ventures VII, LLC. The information relating to beneficial ownership by Vivo Ventures VI, LLC contained in the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Vivo Ventures VI, LLC that are contained in a Schedule 13G filed with the SEC on April 19, 2013.

(8)	The address for OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, New York, New York 10022. OrbiMed Advisors LLC, an investment advisor, reported that it beneficially owned 1,785,714 shares. Shares owned by OrbiMed Capital GP IV are indirectly owned by OrbiMed Advisors LLC which is the management member of OrbiMed Capital GP IV LLC. Samuel D. Isaly is the management member of OrbiMed Advisors LLC. Shares owned by Isaly are indirectly owned by OrbiMed Advisors LLC. The information relating to beneficial ownership by OrbiMed Advisors LLC contained in the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by OrbiMed Advisors LLC that are contained in a Schedule 13G filed with the SEC on February 13, 2014.

(9)	The address for Quaker BioVentures II, L.P. is 2929 Arch Street, Cira Centre, Philadelphia, Pennsylvania 19104. Shares held by Quaker BioVentures II, L.P. are indirectly held by Quaker BioVentures Capital II, L.P., which is the general partner of Quaker BioVentures II, L.P., and by Quaker BioVentures Capital II, LLC, which is the general partner of Quaker BioVentures Capital II, L.P. The information relating to beneficial ownership by Quaker BioVentures II, L.P. contained in the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Quaker BioVentures II, L.P. that are contained in a Schedule 13G/A filed with the SEC on February 13, 2014.

(10)	Consists of (a) 42,636 shares of common stock held in trust by Mr. Edick, (b) 500 shares of common stock held by Mr. Edick’s spouse, and (c) 692,525 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(11)	Consists of (a) 24,941 shares of common stock and (b) 238,868 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(12)	Consists of (a) 13,220 shares of common stock and (b) 313,168 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(13)	Consists of (a) 1,902,030 shares of common stock held by Canaan VIII L.P. and (b) 4,688 shares of common stock issuable upon exercise of options, held by Brenton K. Ahrens and beneficially owned by Canaan Partners VIII, LLC, that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date. Mr. Ahrens disclaims beneficial ownership of shares held by Canaan Partners VIII, LLC, except to the extent of his pecuniary interest therein, if any. See also footnote 5.

(14)	Consists of (a) 12,500 shares of common stock held in trust by Mr. De Schutter and (b) 25,566 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(15)	Consists of 11,145 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(16)	Consists of (a) 2,500 shares of common stock and (b) 16,666 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(17)	Consists of (a) 3,028,439 shares of common stock held by New Leaf Ventures II, L.P. and (b) 4,688 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date. Mr. Hunt disclaims beneficial ownership of shares held by New Leaf Ventures II, L.P., except to the extent of his pecuniary interest therein, if any. See also footnote 2.

(18)	Consists of (a) 5,000 shares of common stock and (b) 20,173 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

(19)	Consists of (a) 3,006,132 shares of common stock held by Domain Partners VIII, L.P., (b) 22,306 shares of common stock held by DP VIII Associates, L.P. and (c) 6,250 shares of common stock held by

Domain Associates, L.L.C. Ms. Vitullo disclaims beneficial ownership of shares held by Domain Associates, L.L.C. and its affiliates, except to the extent of his pecuniary interest therein, if any. See also footnote 1.

(20)	Consists of (a) 8,074,454 shares of common stock and (b) 1,384,516 shares of common stock issuable upon exercise of options that are exercisable as of March 31, 2014 or will become exercisable within 60 days after such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, executive officers, and persons holding more than 10% of Durata common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports and Durata must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of reports furnished to Durata, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in Durata’s securities required to be filed for 2013 by Section 16(a) under the Exchange Act, except with respect to a purchase by Lisa M. Giles of 500 shares of our common stock on August 6, 2012 which was reported on a Form 4 filed on January 23, 2014.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Durata’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Durata’s independent accountants, (3) the performance of Durata’s internal audit function and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.

Management is responsible for Durata’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of Durata’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of Durata for the fiscal year ended December 31, 2013. The audit committee also discussed with the independent accountants the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16. In addition, the audit committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountants’ independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Durata be included in Durata’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DURATA THERAPEUTICS, INC.

Kevin C. O’Boyle, Chairman Lisa M. Giles Nicole Vitullo

April 16, 2014

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders, proxy statement and Notice of Internet Availability of Proxy Materials, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Durata Therapeutics, Inc., 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606, Attention: IR, telephone: 312-219-7000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2015 proxy statement must submit the proposal so that it is received by us no later than December 17, 2014. However, if the date of the 2015 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2015 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Durata Therapeutics, Inc., 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606, Attention: IR.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2015 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than January 21, 2015 and no later than February 20, 2015.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ COREY N. FISHMAN

Corey N. Fishman Chief Financial Officer, Chief Operating Officer and Treasurer

April 16, 2014

DURATA THERAPEUTICS, INC.

Amended and Restated 2012 Stock Incentive Plan

1.   Purpose

The purpose of this Amended and Restated 2012 Stock Incentive Plan (the “Plan”) of Durata Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.   Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.   Administration and Delegation

(a)  Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)  Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)  Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d)  Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.   Stock Available for Awards

(a)  Number of Shares; Share Counting.

(1)  Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of (i) 4,434,063 shares of Common Stock and (ii) such additional number of shares of Common Stock (up to 2,125,000 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s Stock Incentive Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)  Share Counting. For purposes of counting the number of shares available for the grant of Awards under this Section 4(a) and under the sublimits contained in Section 4(b)(2):

      (A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit referenced in the first clause of this Section 4(a)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

      (B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimit referenced in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

      (C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Options and SARs (including shares retained from the Option or SAR creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards (provided, however, for the avoidance of doubt, that shares of Common Stock delivered to the Company by a Participant to satisfy tax withholding obligations in respect of Awards other than Options and SARs (including shares retained from such Award other than an Option or an SAR) shall be added back to the number of shares available for the future grant of Awards); and

      (D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for the future grant of Awards.

(b)  Section 162(m) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)  Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.   Stock Options

(a)  General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)  Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Durata Therapeutics, Inc., any of Durata Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)  Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)  Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)  Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)  Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)  in cash or by check, payable to the order of the Company;

(2)  except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)  to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)  by any combination of the above permitted forms of payment.

(g)  Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9) (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

6.   Stock Appreciation Rights

(a)  General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)  Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)  Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)  Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)  Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9), (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

7.   Restricted Stock; Restricted Stock Units

(a)  General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)  Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)  Additional Provisions Relating to Restricted Stock.

(1)  Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Accrued Dividends.

(2)  Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)  Additional Provisions Relating to Restricted Stock Units.

(1)  Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)  Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)  Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

8.   Other Stock-Based Awards

(a)  General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)  Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c)  Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.   Adjustments for Changes in Common Stock and Certain Other Events

(a)  Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)  Reorganization Events.

(1)  Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)  Consequences of a Reorganization Event on Awards Other than Restricted Stock.

      (A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

      (B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

      (C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)  Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.   General Provisions Applicable to Awards

 (a)  Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

 (b)  Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

 (c)  Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

 (d)  Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

 (e)  Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

 (f)  Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

 (g)  Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

 (h)  Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

 (i)  Performance Awards.

(1)  Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”).

(2)  Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)  Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, operating income (loss), gross profit, revenue growth, cost savings, inventory management, working capital, customer satisfaction, product quality, manufacturing objectives, market share, the consummation of debt or equity financing transactions, the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies or for conducting a research program to discover and develop an product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right, achievement of domestic or international regulatory milestones, including submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to commercialization of products, services or technologies, the achievement of discover, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services or technologies under research and development, the entry into or completion of a phase of clinical development for any product, service or technology, completion of strategic acquisitions/dispositions, receipt of regulatory approvals, cash position or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs; and (vii) the effects of any acquisitions or dispositions. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)  Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)  Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.   Miscellaneous

 (a)  No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

 (b)  No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

 (c)  Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

 (d)  Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company’s stockholders approve such amendment;. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

 (e)  Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

 (f)  Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

 (g)  Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

 (h)  Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Class I Directors:

		For	Withhold		For	Withhold
	01 - Brenton K. Ahrens	☐	☐	02 - Nicole Vitullo	☐	☐

		For	Against	Abstain
2.	Amendment and Restatement of 2012 Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
3.	Ratification of KPMG, LLP as registered public accounting firm.	☐	☐	☐

 B    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X   1 6 0 8 0 5 2

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Durata Therapeutics, Inc.

Notice of 2014 Annual Meeting of Stockholders

200 S. Wacker Drive, Suite 2550, Chicago, IL 60606
Proxy Solicited by Board of Directors for Annual Meeting – May 21, 2014

PAUL R. EDICK and COREY N. FISHMAN, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Durata Therapeutics, Inc. to be held on May 21, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed in Items 1 and FOR Items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)